Exhibit 1.0

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

FOR U.S. SUBSCRIBERS

COMMON STOCK

dated as of: August 19, 2025

THIS SUBSCRIPTION AGREEMENT (this Agreement), by and between Livento Group, Inc. (f/k/a Nugene International, Inc.) (the Company), the issuer of shares (the Shares) of Common Stock, and the subscriber (the Subscriber).

WHEREAS, the Company and Subscriber are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2) and/or Regulation D (Regulation D) promulgated by the United States Securities and Exchange Commission (the Commission) under the Securities Act of 1933, as amended (the Securities Act);

WHEREAS, the parties hereto desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to Subscriber, and Subscriber shall purchase the number of Shares set forth.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and Subscriber hereby agree as follows:

1. Subscription for Shares.

(a) Subscription. The Subscriber hereby irrevocably subscribes for and agrees to purchase the number of Shares, at a price and for the total subscription price as set out below (the Purchase Price ), which Purchase Price is tendered herewith, on the basis of the representations and warranties and subject to the terms and conditions set forth herein.

The Company hereby agrees to sell, on the basis of the representations and warranties and subject to the terms and conditions set forth herein, to the Subscriber the Shares, free of all liens, pledges, mortgages, security interests, charges, restrictions, adverse claims or other encumbrances of any kind or nature whatsoever ( Encumbrances ), for the Purchase Price. Subject to the terms hereof, the Agreement will be effective upon its acceptance by the Company.

Name of Subscriber: MICHAEL HENRIKSEN

Registered Address:

Tax Identification Number:

Number of Shares 1,000,000,000

Purchase Price ($): 1,000,000

Price per Share ($): $0.001

(b) Payment. The Purchase Price must accompany this Agreement and shall be sent directly to the Company’s operating account as set forth on Exhibit A. Unless otherwise provided, all dollar amounts referred to in this Agreement are in lawful money of the United States of America.

(c) Documents Required from Subscriber. The Subscriber must complete, sign and return to the Company one (1) executed copy of this Agreement. The Subscriber shall complete, sign and return to the Company as soon as possible, on request by the Company, any documents, questionnaires, notices and undertakings as may be required by regulatory authorities and applicable laws.

(d) Closing. Closing of the purchase and sale of the Shares shall occur on such date as may be determined by the Company in its sole discretion (the Closing Date). The Subscriber acknowledges that Shares may be issued to other subscribers under this offering (the Offering) before or after the Closing Date. The Subscriber acknowledges that the certificates representing the Securities will be available for delivery within a reasonable time after Closing provided that the Subscriber has satisfied the requirements of Section 1(b) and (c) hereof and the Company has accepted this Agreement.

2. Acknowledgements of Subscriber. The Subscriber acknowledges and agrees that:

(a) the Securities have not been registered under the Securities Act of 1933, as amended (the 1933 Act ), or under any state securities or blue sky laws of any state of the United States, and are being offered only in a transaction not involving any public offering within the meaning of the 1933 Act, and, unless so registered, may not be offered or sold, directly or indirectly, in the United States or to U.S. Persons (as defined herein), except in accordance with the provisions of Regulation S under the 1933 Act, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act, and in each case only in accordance with applicable state securities laws;

(b) register any of the Securities under the 1933 Act; the Company has not undertaken, and will have no obligation, to (c) by execution hereof the Subscriber has waived the need for the Company to communicate its acceptance of the purchase of the Securities pursuant to this Agreement;

(d) the Company is entitled to rely on the representations and warranties and the statements and answers of the Subscriber contained in this Agreement, and the Subscriber will hold harmless the Company from any loss or damage it may suffer as a result of the Subscriber’s failure to correctly complete this Agreement;

(e) the Subscriber is an accredited investor, as such term is defined in Rule 501(a) of Regulation D promulgated by the Commission under the Securities Act and affirmed by Subscriber in the completed Purchaser Questionnaire attached hereto as Exhibit B, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. Subscriber is not required to be registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended;

(f) the Subscriber will purchase the Shares for its own account for investment and not with a view toward, or for resale in connection with, the public sale or any distribution thereof in violation of the Securities Act or any applicable state securities law, and has no direct or indirect arrangement or understandings with any other person or entity to distribute or regarding the distribution of such Shares;

(g) the Subscriber understands and agrees that the Shares are restricted securities and have not been registered under the Securities Act or any applicable state securities laws by reason of their issuance in a transaction that does not require registration under the Securities Act, and that such Shares must be held indefinitely unless a subsequent disposition is registered under the Securities Act or any applicable state securities laws or is exempt from such registration;

(h) the Subscriber has been advised to consult the Subscriber’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions and the Subscriber is solely responsible (and the Company is not in any way responsible) for compliance with applicable resale restrictions;

(i) the Company has advised the Subscriber that the Company is relying on an exemption from the requirements to provide the Subscriber with a prospectus to sell the Securities and, as a consequence of acquiring the Securities pursuant to such exemption certain protections, rights and remedies provided by the applicable securities legislation will not be available to the Subscriber;

(j) neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities; no documents in connection with this Offering have been reviewed by the SEC or any state securities administrators; there is no government or other insurance covering any of the Securities;

(k) this Agreement is not enforceable by the Subscriber unless it has been accepted by the Company, and the Subscriber acknowledges and agrees that the Company reserves the right to reject any Agreement for any reason.

3. Subscriber Representations and Warranties. Subscriber hereby represents and warrants to and agrees with the Company that:

(a) Standing of Subscriber. Subscriber has the legal capacity and power to enter into this Agreement. If Subscriber is an entity, such Subscriber is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. If Subscriber is a natural person, such Subscriber is not a minor and has the legal capacity to enter into this Agreement.

(b) Authorization and Power. Subscriber has the requisite power and authority to enter into and perform this Agreement and to pay the Purchase Price and accept the Securities. The execution, delivery and performance of this Agreement by Subscriber and, if Subscriber is an entity, the consummation by Subscriber of the transactions contemplated hereby have been duly authorized by all necessary company action, and no further consent or authorization of Subscriber, its board of directors or similar governing body, or stockholders is required, as applicable. This Agreement has been duly authorized, executed and delivered by Subscriber and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with the terms thereof.

(g) Share Legend. The Shares shall bear the following legend:

THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (REASONABLY ACCEPTABLE TO THE COMPANY), IN AN ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

4. warrants to, and agrees with, Subscriber that: Company Representations and Warranties. The Company represents and

(a) Due Incorporation. The Company is a corporation duly organized and in good standing under the laws of laws of the State of Delaware.

(b) Authority; Enforceability. This Agreement has been duly authorized, executed and delivered by the Company and are the valid and binding agreements of the Company, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, or principles of equity. The Company has full power and authority necessary to enter into and deliver this Agreement and to perform its obligations hereunder;

(c) Company Capitalization and Voting Rights. The Company’s capitalization consists of 1,980,000,000 shares of Common Stock, of which 1,239,753,594 shares are issued and outstanding. All of the outstanding shares of the Common Stock are duly authorized and validly issued, fully paid and non-assessable and are not (and will not be) subject to preemptive or similar rights affecting the Common Stock. As of the date hereof, there are no (i) contracts to which the Company is a party obligating the Company to accelerate the vesting of any company equity award as a result of the transactions contemplated by this Agreement (whether alone or upon the occurrence of any additional or subsequent events), (ii) outstanding securities of the Company convertible into or exchangeable for shares of the Common Stock, (iii) outstanding options, warrants or other agreements or commitments to acquire from the Company, or obligations of the Company to issue, shares of capital stock of (or securities convertible into or exchangeable for shares of capital stock of) the Company or (iv) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, phantom stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock of the Company, in each case that have been issued by the Company (the items in clauses (i), (ii) and (iii), together with the capital stock of the Company, being referred to collectively as Company Securities). There are no outstanding contracts requiring the Company to repurchase, redeem or otherwise acquire any Company Securities and the Company is not a party to any voting agreement with respect to any Company Securities;

(d) Financial Statements; Absence of Certain Changes.

(i) Financial Statements. The Company hereby declares that all of its valid and current Financial Statements are available at www.sec.gov/edgar/search/#/q=livento and the Financial Statements: (i) were prepared in accordance with United States generally accepted accounting principles ( GAAP ) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto); and (ii) fairly presented in all material respects the consolidated financial position of the Company at the respective dates thereof and the consolidated results of the Company’s operations and cash flows for the periods indicated therein, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments as permitted by GAAP; (ii) Absence of Certain Changes. Neither the Company nor any of its subsidiaries has any liability, indebtedness or obligation of any kind (whether accrued, absolute, contingent, matured, unmatured or otherwise, and whether or not required to be recorded or reflected on a balance sheet under GAAP) ( Liability ) except for Liabilities that (a) are reflected or recorded on the Company’s most recent balance sheet included in the Financial Statements (including in the notes thereto but only to the extent it is reasonably apparent that the disclosure in such notes is of a Liability required to be reflected on a balance sheet prepared in accordance with GAAP) contained in the Financial Statements or (b) are current Liabilities (within the meaning of GAAP) which were incurred since the date of such balance sheet in the ordinary course of business consistent with past practice;

(e) Related Party Transactions. There are no contracts, transactions, arrangements and understandings with any executive officer or director of the Company or any of its subsidiaries, any other person that directly or indirectly controls, is controlled by or is under common control with ( Affiliate ), the Company, or any person owning 5% or more of the shares of the Common Stock (or any of such person’s immediate family members or Affiliates or associates);

(f) Consents. No consent, approval, authorization or order of any court, governmental agency or body having jurisdiction over the Company or of any other person is required for the execution by the Company of this Agreement and compliance and performance by the Company of its obligations hereunder including, without limitation, the issuance of the Securities;

(g) No Violation or Conflict. Neither the issuance and sale of the Securities nor the performance of the Company’s obligations under this Agreement will:

(i) violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (a) the charter or bylaws of the Company or (b) any decree, judgment, order or determination applicable to the Company of any court, governmental agency or body having jurisdiction over the Company or over the properties or assets of the Company or (c)any contract, agreement, instrument or undertaking to which the Company or any subsidiary is a party; or

(ii) result in the creation or imposition of any lien, charge or encumbrance upon the Securities except in favor of Subscriber as described herein; (h) Legal Proceedings. As of the date of this Agreement, there is no legal, administrative, investigatory, regulatory or similar action, suit, claim or proceeding which is pending or threatened against the Company which, if determined adversely to the Company, could have, individually or in the aggregate, a Material Adverse Effect.

(i) No Liens. The Securities:

(i) shall be free and clear of any security interests, liens, claims or other Encumbrances, subject only to restrictions upon transfer under the Securities Act and any applicable state securities laws;

(ii) shall have been duly and validly issued, fully paid and non-assessable; and

(iii) will not subject the holders thereof to personal liability by reason of being such holders;

(j) No General Solicitation. Neither the Company, nor any of its affiliates, nor any person or entity acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities;

(k) Investment Company. The Company is not an investment company within the meaning of the Investment Company Act of 1940, as amended; and

(l) Full Disclosure. No representation or warranty or other statement made by the Company in this Agreement in connection with the contemplated transactions contains any untrue statement of material fact or omits to state a material fact necessary to make the representations and warranties set forth herein, in light of the circumstances in which they were made, not misleading.

5. Non-Public Information. While the Securities are held by the Subscriber, the Company covenants and agrees that neither it nor any other person acting on its behalf will at any time provide the Subscriber with any information that the Company believes constitutes material non-public information. The Company understands and confirms that the Subscriber shall be relying on the foregoing representations in effecting transactions in securities of the Company.

6. Broker’s Commission/Finder’s Fee. Each party hereto represents to the other that there are no parties entitled to receive fees, commissions, finder’s fees, due diligence fees or similar payments in connection with the consummation of the transactions contemplated hereby. Each party hereto agrees to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or similar fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of the indemnifying party’s actions.

7. Covenants Regarding Indemnification. Each party hereto agrees to indemnify, hold harmless, reimburse and defend the other party and the other party’s officers, directors, agents, counsel, affiliates, members, managers, control persons, and principal shareholders, as applicable, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the indemnified party or any such person which results, arises out of or is based upon (i) any breach of any representation or warranty by the indemnifying party in this Agreement or (ii) any breach or default in performance by the indemnifying party of any covenant or undertaking to be performed by the indemnifying party.

8. Miscellaneous.

(a) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery or facsimile, addressed as set forth in the preamble paragraph hereto or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery at the address designated in the preamble paragraph hereto (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

(b) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties hereto. Neither the Company nor Subscriber has relied on any representations not contained or referred to in this Agreement and the documents delivered herewith.

(c) Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission, PDF, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.

(d) Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws. Any action brought by either party hereto against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Delaware or in the federal courts located in the State of Delaware. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTIONHEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e) Severability. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(f) Counsel; Ambiguities. Each party and its counsel have participated fully in the review and revision of this Agreement. The parties understand and agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in interpreting this Agreement. The language in this Agreement shall be interpreted as to its fair meaning and not strictly for or against any party.

(g) Captions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

[signature page follows]

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

IN WITNESS WHEREOF, the parties has caused this Agreement to be executed on and as of the date set forth above.

Livento Group, Inc.

By:	/s/ David Stybr
Name:	David Stybr
Title:	CEO

Subscriber

By:	MICHAEL HENRIKSEN

Name: EXHIBIT A

ACCOUNT WIRE INSTRUCTIONS

First Citizens Bank

555 N Federal Hwy, Fort Lauderdale, FL 33308, United States

Account Number 9064466652

Routing Numbers

Check Order & Electronic Payments: 067092022

Wire Transfer: 053100300

International Wire SWIFT Code: FCBTUS33XXXEXHIBIT B

ACCREDITED INVESTORS QUESTIONNAIRE

The Subscriber represents and warrants that the Subscriber is an Accredited Investor as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended, for the following reason(s) (PLEASE INITIAL ONE OR MORE OF THE FOLLOWING):

My individual annual income was in excess of Two Hundred Thousand Dollars ($200,000) in each of the past two years and I reasonably expect my individual annual income to reach the same level in the current year, or my joint annual income with my spouse was in excess of Three Hundred Thousand Dollars ($300,000) in each of those years and I reasonably expect my joint annual income to reach the same level in the current year.

My individual net worth or joint net worth with my spouse exceeds One Million Dollars ($1,000,000).

The subscribing Trust is a revocable trust that may be amended or revoked at any time by the grantors thereof, and all of the grantors are Accredited Investors by virtue of having a net worth or joint net worth with a spouse of $1,000,000, or annual income or joint annual income with a spouse, in the two preceding calendar years, of $200,000 or $300,000, respectively, with reasonable expectations to meet such income levels for the current calendar year.

The Subscriber financial institution is (i) a bank, savings and loan association or other regulated financial institution; (ii) acting in its fiduciary capacity as Trustee; and (iii) subscribing for the purchase of Units on behalf of the subscribing Trust. The Subscriber is a trust, corporation or company with total assets in excess of Five Million Dollars ($5,000,000) not formed for the specific purpose of acquiring the interests in the Fund, whose purchase of the interests in the Fund will be directed by a person whose knowledge and experience in financial and business matters is such that he or she is capable of evaluating the merits and risks of the investment in the Fund.

The Subscriber is an entity in which all of the equity owners are Accredited Investors. The Subscriber is a bank as defined in section 3(a)(2) of the Securities Act of 1933 (the Act ), or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or a fiduciary capacity.

The Subscriber is a broker or dealer registered pursuant to section 15 of the Securities Act of 1934.

The Subscriber is an insurance company as defined in Section 2(13) of the Act.

The Subscriber is an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of such Act.

The Subscriber is a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958.The Subscriber is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors.

The Subscriber is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees with total assets exceeding $5,000,000. The Subscriber is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940. For purposes of calculating an investor’s net worth above, net worth is generally defined as the difference between total assets and total liabilities. For purposes hereof, the value of the undersigned’s primary residence must be excluded from net worth. Indebtedness that is secured by the undersigned’s primary residence, up to the estimated fair market value of the primary residence, shall not be included as a liability (except that if the amount of such indebtedness outstanding exceeds the amount outstanding 60 days prior to the Offering, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability). Indebtedness secured by the primary residence in excess of the value of the home is considered a liability and must be deducted from the undersigned’s net worth. In the case of fiduciary accounts, the net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Units.

By:	David Stybr
Name:	MICHAEL HENRIKSEN